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                                                                   EXHIBIT 10.45

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (this "Agreement"), dated March 29, 2006, to be effective February 1, 2006 (the "Effective Date"), is being entered into by and between National Health Partners, Inc., an Indiana corporation (the "Company"), and Alex Soufflas (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to secure the employment of the Employee as the Chief Financial Officer and Executive Vice President of the Company in accordance with the provisions of this Agreement; and

         WHEREAS, the Employee desires and is willing to be so employed by the Company.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment Term. This Agreement shall remain in force and effect for a term commencing on the Effective Date hereof and expiring on the third (3rd) anniversary of the date hereof (the "Initial Term"), or until the employment relationship is terminated pursuant to Section 4 hereof. Upon the expiration of the Initial Term, this Agreement will be renewed automatically for successive one-year periods (each, a "Renewal Term"), unless sooner terminated in accordance with the provisions of Section 4 or unless the Company or the Employee gives written notice of non-renewal ("Non-Renewal Notice") to the other at least three (3) months prior to the date on which the Employee's employment would otherwise end.

         2. Duties; Exclusive Services and Best Efforts.

            (a) Duties. The Employee shall hold the position of Chief Financial Officer and Executive Vice President and shall have such responsibilities, duties and authority consistent with such positions at similarly-sized companies and as may be determined from time to time by the Company's Chief Executive Officer. The Chief Financial Officer and Executive Vice President shall report to the Company's Chief Executive Officer.

            (b) Dedicated Services and Best Efforts. The Employee agrees to devote his best efforts, energies and skill to the faithful, competent and diligent discharge of the duties and responsibilities attributable to his position and to this end, will devote his fulltime attention to the business and affairs of the Company. The Employee also agrees that he shall not take personal advantage of any business opportunities directly relevant to the present business and products of the Company that arise during his employment that may benefit the Company. All material facts regarding such opportunities must be promptly reported to the Company's Chief Executive Officer for the Company's consideration. In addition, the Company acknowledges and agrees that the Employee shall be permitted to engage in and pursue such contemporaneous activities and interests as the Employee may desire, for personal profit or otherwise, provided such activities do not interfere with the Employee's performance of his duties and obligations hereunder.


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         3. Compensation. On and after the commencement of Employee's employment, the Employee shall receive, for all services rendered to the Company hereunder, the following:

            (a) Base Salary. Beginning on the Effective Date, the Employee shall be entitled to an annual base salary equal to $158,400. Effective April 1, 2006, Employee shall be entitled to an annual base salary equal to $210,000. The Employee's annual base salary shall be payable in equal installments in accordance with the Company's general salary payment policies but no less frequently than monthly. On January 1 of each year remaining of the Initial Term, Employee's salary shall be increased by the greater of: (i) 10%, (ii) the Consumer Price Index for all items for the 12-months ended December 31st of the immediately preceding year, or (iii) such amount as shall be determined by the Company's board of directors (the "Board") in its sole discretion.

            (b) Annual Bonus. In addition to base salary, the Employee shall receive an annual bonus ("Annual Bonus") in such amount as shall be determined by the Board in its sole discretion. The Annual Bonus, if any, shall be paid by the Company to the Employee within 10 business days of the date the Company's Annual Report on Form 10-K or Form 10-KSB, as the case may be, for the fiscal year to which the Annual Bonus relates is filed with the United States Securities and Exchange Commission ("SEC"), or, if the Company is not subject to the SEC reporting requirements, within 10 business days of the delivery to the Company of the Company's audit report on the financial statements for the fiscal year to which the Annual Bonus relates by the Company's independent accountant.

            (c) Incentive Compensation. The Employee will be eligible for awards from the Company's incentive compensation plans, including without limitation any stock incentive plans applicable to high level executives of the Company, in accordance with the terms thereof. Any such compensation shall be determined by the Company in its sole discretion. Nothing herein shall affect any rights or obligations of the Employee or the Company created pursuant to any stock incentive plan or other equity agreement between the parties hereto.

            (d) Benefits Plans. The Employee shall be eligible to participate in any and all employee welfare and health benefit plans, including, but not limited to: (i) health, (ii) medical, (iii) dental, (iv) alternative care, (v) chiropractic, and (vi) mental health plans; and other employee benefit plans, including, but not limited to, life insurance, disability insurance, savings plans, qualified pension plans, fringe benefits and perquisites that may be established by the Company from time to time for the benefit of other Company employees of comparable status. To the extent the Company does not make available to Employee participation in any of the plans described in items (i) through (vi) above, the Company shall reimburse Employee for all out-of-pocket expenses reasonably incurred by Employee in connection with obtaining the services customarily available under such plans. The Employee shall be required to comply with the conditions attendant to coverage by such preceding plans and policies and shall comply with and be eligible for benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time.

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            (e) Vacation. The Employee shall be eligible for four (4) weeks of paid vacation each year of his employment hereunder. The Employee shall be permitted to carry over and accrue unused vacation time for a period of up to two (2) years. Except as required by applicable law, in no event shall the Employee be entitled to receive any cash compensation in lieu of unused vacation time.

            (f) Expenses. Subject to and in accordance with the Company's policies and procedures and, upon presentation of itemized accounts, the Employee shall be reimbursed by the Company for reasonable and necessary business-related expenses incurred by the Employee on behalf of the Company. The Employee shall also be reimbursed for reasonable moving expenses in the event the principal executive office of the Company is relocated more than 30 miles from its current location in Horsham, Pennsylvania.

            (g) Deductions from Salary and Benefits. The Company will withhold from any salary or benefits payable to the Employee all federal, state, local, and other taxes and other amounts as required by law, rule or regulation.

         4. Termination. This Agreement may be terminated by either the Employee or the Company at any time, subject only to the provisions of this Section 4.

            (a) Voluntary Termination. If Employee terminates his own employment, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee all salary, benefits, stock, bonuses, reimbursable expenses and all other compensation owing to Employee through the effective date of termination. Employee shall also be entitled to any benefits and reimbursement owed in accordance with Sections 3(d) & (f). Employee's obligations under Sections 5, 7 and 8 hereof shall survive the termination of Employee's employment, and Employee shall remain bound thereby. In the case of voluntary termination, Employee shall be given the option of assuming the disability and health insurance with no lapse in coverage.

            (b) Death. This Agreement shall terminate on the date of the Employee's death, in which event all salary, benefits, stock, bonuses, reimbursable expenses and all other compensation owing to the Employee through the date of the Employee's death shall be paid to his estate.

            (c) Disability. If, during the term of this Agreement, in the reasonable opinion of at least three (3) licensed medical specialists who specialize in the diagnosed form of disability, the Employee, because of physical or mental illness or incapacity or disability, shall become unable to perform, with reasonable accommodation, substantially all of the duties and services required of him under this Agreement for a period of 180 days during any 12-month period, the Company may, upon at least 10 days prior written notice given at any time after the expiration of such 180-day period, notify the Employee of its intention to terminate this Agreement as of the date set forth in the notice. In the event a determination is made that such a disability exists and the Employee disagrees with the determination, Employee may request a review of the determination by independent licensed medical specialists, the reasonable costs of which shall be paid by the Company. If the licensed medical specialists are unable to reach a consensus that a such a disability exists, then the Company and the Employee shall settle the dispute in accordance with the provisions of Section 11 hereof. In the event of the Employee's termination, the Employee shall be entitled to receive all salary, benefits, stock, bonuses, reimbursable expenses and all other compensation owing to the Employee through the date of termination. The Company shall have no further obligation or liability to the Employee. The Employee's obligations under Sections 5, 7 and 8 hereof shall survive the termination of Employee's employment, and Employee shall remain bound thereby.

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            (d) Termination by Employer for Cause. This Agreement may be
terminated by the Company for "Cause" at any time. Upon such termination for "Cause", the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay the Employee all salary, benefits, stock, bonuses, reimbursable expenses and all other compensation owing to the Employee through the effective date of such termination. The Employee shall also be entitled to any benefits and reimbursement owed in accordance with Sections 3(d) & (f). The Employee's obligations under Sections 5, 7 and 8 hereof shall survive the termination of Employee's employment, and Employee shall remain bound thereby.

            Termination for "Cause" shall mean and be limited to the following conduct of the Employee:

                  (i) Breach of any material provision of this Employment Agreement by the Employee having a material adverse effect on the Company if not reasonably cured within 15 days after receiving written notice thereof;

                  (ii) Intentional misconduct as an employee of the Company having a material adverse effect on the Company, including but not limited to, any intentional misappropriation of funds or property of the Company, any intentional attempt to obtain any personal profit from any transaction in which the Employee has an interest that is materially adverse to the Company, any intentional breach of the duty of care or loyalty owed by the Employee to the Company, or any other intentional act or intentional omission of the Employee that substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

                  (iii) Gross negligence or substantial insubordination in the performance of the duties set forth in Section 2(a) of this Agreement if not reasonably cured within 15 days after receiving notice thereof;

                  (iv) Conviction of a felony or plea of guilty or nolo contendere to a felony;

                  (v) Intentional acts of dishonesty by the Employee having a material adverse effect on the Company, including any intentional act or intentional omission that subjects the Company to public scandal or ridicule or that causes the Company to be sanctioned by a governmental authority as a result of a violation of governmental regulations; and

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                  (vi) Intentional disclosure or use of material Confidential
Information (as defined below) of the Company, other than as specifically authorized and required in the performance of the Employee's duties, having a material adverse effect on the Company.

            (e) Termination by Employer Without Cause. Upon termination of this Agreement by the Company without Cause: (i) the Company shall be released from any and all further obligations under this Agreement, and (ii) the Company shall pay the Employee an amount of money equal to the annual base salary to which the Employee is entitled during the calendar year in which the Agreement is terminated, such amount to be payable in equal installments over a period of 12 months commencing on the date of termination in accordance with the Company's general salary payment policies but no less frequently than monthly.

            (f) Termination by the Employee for Good Reason. Upon termination of this Agreement by the Employee for Good Reason: (i) the Company shall be released from any and all further obligations under this Agreement, and (ii) the Company shall pay the Employee an amount of money equal to the annual base salary to which the Employee is entitled during the calendar year in which the Agreement is terminated, such amount to be payable in equal installments over a period of 12 months commencing on the date of termination in accordance with the Company's general salary payment policies but no less frequently than monthly. Termination for "Good Reason" shall mean, without the express written consent of the Employee, the occurrence of any of the following events:

                  (i) any action by the Company that results in a significant diminution in the Employee's position (including titles and reporting relationships), authority, duties or responsibilities as set forth in Section 2(a);

                  (ii) any failure by the Company to comply with any of the material provisions of this Agreement, including the failure to timely pay or provide any salary, bonus, equity, perquisites or benefits to the Employee;

                  (iii) any "Change in Control."

For the purposes of this Agreement, "Change in Control" shall mean the first to occur of any of the following events:

            (A) the acquisition by an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of Section (A) of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a Business Combination (as defined in Section (C) of this definition) that complies with Sections (C)(i) and (ii) of this definition;

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            (B) if and only if the Board is comprised of three (3) or more members, an event that results in the Continuing Directors (as defined below) not constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company). "Continuing Director" means, at any date, a member of the Board: (i) who was a member of the Board on the date of the initial adoption of this Agreement by the Board, or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

            (C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination, which shall include, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Common Stock and Outstanding Voting Securities, respectively, immediately prior to such Business Combination, and
(ii) no Person (excluding the Acquiring Corporation or any employee benefit plan or related trust maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

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            (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         5. Non-Competition and Business Opportunities.

            (a) Non-Competition. The Employee agrees that during the period of his employment hereunder and for a period of one (1) year thereafter, the Employee will not directly or indirectly: (i) market, sell or perform services such as are offered or conducted by the Company, its affiliates and subsidiaries during the period of his employment, to any customer or client of the Company, or "Prospective Customer" or client of the Company; or (ii) engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For the purpose of this Section 5(a) "Prospective Customer" shall mean any person with whom the Company during the 12 months preceding the date of the Employee's termination of employment hereunder has entered into formal negotiations for a contract and/or has indicated in any written documentation an intent to do business with the Company. For purposes of this Section 5(a), the term "shareholder" shall exclude Employee to the extent the Employee owns less than ten percent (10%) of any public company's outstanding Common Stock. For the further purposes of this Agreement, the term "Competing Business" shall mean all activities and services similar to those conducted or provided by the Company in connection with the Company's CARExpress Health Savings Network. Due to the nature of the markets served and the products and services to be developed and marketed by the Company that are intended to be available on a national basis, the restrictions set forth in this Section 5(a) cannot be limited to a specific geographic area within the United States.

            (b) Business Opportunities. The Employee agrees that during the period of his employment hereunder, the Employee will not take personal advantage of any business opportunities that are similar or substantially similar to the business conducted by the Company during the Term. In addition, all material facts regarding any such business opportunities must be promptly and fully disclosed by the Employee to the Chief Executive Officer of the Company as soon as the Employee becomes aware of any opportunity, and in no event later than forty-eight (48) hours after learning of such opportunity. Business opportunities covered by this Section 5(b) shall include, but are not limited to, opportunities directly or indirectly relating to any activities or services similar to those conducted or provided by the Company in connection with the Company's CARExpress Health Savings Network or those conducted or provided by the Company in connection with the sale of insurance products or services. The Employee hereby represents and warrants to the Company that, on the date hereof, the Employee is not a party to any agreement, joint venture or other business arrangement that would constitute a "Competing Business" as defined in Section 5(a) or that would constitute a business opportunity requiring disclosure to the Chief Executive Officer of the Company if the opportunity had been presented to the Employee during the Term. The Employee agrees that a violation of the representations and warranties contained in this
Section 5(b) will constitute a breach of a material provision of this Agreement.

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            (c) Non-Solicitation. The Employee agrees that during the period of employment hereunder and for a period of one (1) year thereafter, the Employee will not request or otherwise attempt to induce or influence, directly or indirectly, any present customer, distributor or supplier, or Prospective Customer, distributor or supplier, of the Company, or other persons sharing a business relationship with the Company to cancel, to limit or postpone their business with the Company, or otherwise take action that might be to the material disadvantage of the Company. The Employee agrees that during the period of employment hereunder and for a period of one (1) year thereafter, Employee will not hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, hire or solicit, any employee, agent, officer, director, contractor, consultant or other business associate of the Company to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company.

            (d) Nondisparagement. Each of the Employee and the Company (for purposes hereof, the Company shall mean only the executive officers and directors thereof and not any other employees) agrees not to make any public statements that disparage the other party, or in the case of the Company, its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 5(d).

            (e) Scope. The parties hereto agree that, due to the nature of the Company's business, the duration and scope of the non-competition and non-solicitation provisions set forth above are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that such provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions herein shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Employee agrees that damages are an inadequate remedy for any breach of such provisions and that the Company shall, whether or not it is pursuing any potential remedies at law, be entitled to seek in any court of competent jurisdiction, equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of either of these competition provisions.

         6. Representations and Warranties of the Employee. The Employee hereby represents and warrants to the Company as follows: (i) the Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder, and (ii) the execution and delivery of this Agreement by the Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which Employee is a party or by which he is or may be bound or subject.

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           7. Disclosure of Innovations; Assignment of Ownership of Innovations;
Protection of Confidential Information. Employee hereby represents and warrants to the Company that Employee understands that the Company's business consists of the performance of activities and provision of services in connection with the Company's CARExpress Health Savings Network and any other healthcare benefits network or healthcare savings program of the Company, and that Employee may have access to or acquire information with respect to Confidential Information (as defined below), including software, processes and methods, development tools, scientific, technical and/or business innovations.

            (a) Disclosure of Innovations. Employee agrees to disclose in writing to the Company all inventions, improvements and other innovations of any kind materially relevant to the Company's present business and the CARExpress product line that Employee may make, conceive, develop or reduce to practice, alone or jointly with others, during the term of Employee's employment with the Company, whether or not such inventions, improvements or other innovations are related to and grow out of Employee's work for the Company and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software.

            (b) Assignment of Ownership of Innovations. Employee agrees that all Innovations will be the sole and exclusive property of the Company and Employee hereby assigns all of Employee's rights, title or interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company. At the Company's request and expense, during and after the period of Employee's employment with the Company, Employee will assist and cooperate with the Company in all respects and will execute documents, and, subject to Employee's reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. Employee hereby appoints an authorized officer of the Company as Employee's attorney-in-fact to execute documents on his behalf for this purpose.

            (c) Protection of Confidential Information of the Company. Employee understands that Employee's work as an employee of the Company creates a relationship of trust and confidence between Employee and the Company. During and after the period of Employee's employment with the Company, Employee will not use or disclose or allow anyone else to use or disclose any Confidential Information relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Employee's work for the Company or as may be specifically authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereof, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, employee information and any other information not available to the general public, whether written or oral, which Employee knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Employee will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of Employee's or that the Company regularly gives to third parties without restriction on use or disclosure.

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         8. Company Property. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items relating to the Company's business that the Employee shall prepare or receive from the Company and all Confidential Information shall remain the Company's sole and exclusive property ("Company Business Property"). Upon termination of this Agreement, the Employee shall promptly return to the Company all property of the Company in his possession, including Company Business Property. The Employee further represents that he will not copy or cause to be copied, or print out or cause to be printed out, any Company Business Property other than as specifically authorized and required in the performance of the Employee's duties. The Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such Company Business Property.

         9. Cooperation. The Employee and Company agree that during the term of Employee's employment they shall, at the request of the other party, render all assistance and perform all lawful acts that each party considers necessary or advisable in connection with any litigation involving either party or any director, officer, employee, shareholder, agent, representative, consultant, client, or vendor of the Company.

         10. Indemnification. To the fullest extent permitted by law and the Company's articles of incorporation and bylaws, the Company shall indemnify the Employee for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Employee in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by the Employee of services for, or acting as a fiduciary of any employee benefit plans, programs or arrangements of the Company or as a director, officer or employee of, the Company or any subsidiary thereof. Following the termination of this Agreement, the Company shall continue to indemnify the Employee with respect to such services performed during the term of this Agreement to the same extent as the Company indemnifies its officers, directors, employees and fiduciaries, as applicable.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted before a panel of three arbitrators in the Commonwealth of Pennsylvania in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided that, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 5 of the Agreement during the period of the Employee's employment or following the Company's termination of Employee's employment for Cause or Employee's voluntary termination of his employment without Good Reason or of Section 7 of this Agreement at any time, and the Employee hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond; and further provided that, the Employee shall be entitled to seek specific performance of his right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall pay directly or reimburse the Employee for any legal fees incurred by the Employee in connection with any arbitration related to the last proviso of the preceding sentence and any other arbitration in which he prevails.

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         12. Attorney's Fees. In the event of any dispute arising out of or under this Agreement or the Employee's employment with the Company, if the arbitrator or court of competent jurisdiction, whichever is hearing the matter, determines that the Employee or the Company, as the case may be, has prevailed on the issues in the arbitration or court proceeding, as the case may be, the Company or the Employee, as the case may be, shall, upon presentment of appropriate documentation, at the election of the Employee or the Company, as the case may be, pay or reimburse the Employee or the Company, as the case may be, for all reasonable legal and other professional fees, costs of arbitration and other reasonable expenses incurred in connection therewith by the Employee or the Company, as the case may be.

         13. Gross-Up Provision. In the event that any payment or benefit received or to be received by the Employee in connection with a Change in Control of the Company or the termination of the Employee's employment, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (all such payments and benefits being hereinafter called "Total Payments"), would be subject (in whole or part) to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Employee such additional amounts (the "Gross-Up Payment") as may be necessary to place the Employee in the same after-tax position as if no portion of the Total Payments had been subject to the Excise Tax. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to the reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Employee to the extent that such repayment results in a reduction in Excise Tax and/or federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence of which cannot be determined at the time of the Gross-Up Payment, the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Employee with respect of such excess) at the time that the amount of such excess is finally determined. The Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

         14. Successors and Assigns. Neither this Agreement nor any of the rights, powers, duties or obligations hereunder may be assigned or subject to hypothecation by the Employee (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company will require any "successor" of the Company to expressly assume and agree to perform, by agreement in form and substance reasonably satisfactory to the Employee, this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as he would be entitled hereunder if he terminated his employment for Good Reason pursuant to Section 4(f), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. "Successors" of the Company shall include, without limitation, any company, individual, group, association, partnership, firm, venture or other entity or party acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise. Any such successor referred to in this paragraph shall thereafter be deemed "the Company" for the purpose hereof. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees. In the event any provision of this Section 14 is deemed to conflict with any provision of Section 4(f) hereof, the applicable provision of
Section 4(f) shall govern.

         15. Waiver. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of the Employee's conduct or employment (except as otherwise expressly provided herein) shall in no manner affect the Company's right at a later time to enforce any such term or provision.

         16. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                  If to the Company:

                        National Health Partners, Inc.
                        120 Gibraltar Road, Suite 107
                        Horsham, PA 19044
                        Attn:  Chief Executive Officer

                  If to the Employee:

                           To the Employee's home address set forth on the
Company's books and records.

         17. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         18. Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         19. Entire Agreement and Amendments. This Agreement, including all Exhibits that form a part hereof, contains the entire agreement of the parties concerning the Employee's employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.

         20. Understanding. The Employee represents and agrees that he fully understands his rights to discuss all aspects of this Agreement with his private attorney, that to the extent he desires, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his decision to execute this Agreement has not been obtained by any duress, and that he freely and voluntarily enters into this Agreement, and that he has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.

         21. Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Employee has set his hand, all as of the day and year first above written.

                                        NATIONAL HEALTH PARTNERS, INC.



                                        By:  /s/  David M. Daniels
                                             -----------------------------------
                                             David M. Daniels
                                             Chief Executive Officer


                                        EMPLOYEE



                                        /s/  Alex Soufflas
                                        ----------------------------------------
                                        Alex Soufflas



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